Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis - May 2005

	Series	2000-1*
	Deal Size	$750 MM
	Expected Maturity	07/15/05

	Yield	8.79%
Less:	Coupon	3.28%
	Servicing Fee	0.40%
	Net Credit Losses	2.35%

Excess Spread:
	May-05	2.76%
	April-05	3.28%
	March-05	4.68%

	Three month Average Excess Spread	3.57%

Delinquency:
	30 to 59 days	1.04%
	60 to 89 days	0.69%
	90 + days	1.39%
	Total	3.12%

	Payment Rate	10.93%

*	Results are skewed due to the calculation methodology during the accumulation period.